EXHIBIT 99.1

TO SUPPORT MIDDLE MARKET COMMERCIAL BANKING EXPANSION TAYLOR CAPITAL ELECTS NOT TO DECLARE SECOND QUARTER DIVIDEND

Capital Retention Supports Strategic Plan

Bank Has More Than Doubled Size of Lending Team

ROSEMONT, IL - June 19, 2008 - Taylor Capital Group, Inc. (NASDAQ:TAYC), the holding company for Cole Taylor Bank, said today that its Board of Directors has determined not to declare a second quarter dividend on its common stock. This decision was made as part of the Bank's efforts to preserve capital in light of its strategic growth plan, which includes a significant expansion of its middle market commercial lending business. The Bank has more than doubled the size of its lending team since the beginning of the year to take advantage of growing demand for banking services to Chicago's business community.

"Preserving and growing our capital will give us the financial flexibility and strength to take advantage of a unique opportunity in the Chicago commercial banking market that has resulted from recent consolidations," Taylor Capital Group Chairman and CEO Bruce Taylor said. "We are continuing to invest aggressively in talented and experienced bankers that will make us one of the top middle-market lenders in Chicago, serving our target market of owner operated companies with between $5 million and $200 million in revenues. We have taken the steps necessary to support this initiative, and we are pleased with the positive response we are seeing from new and existing customers and prospects."

Since the start of 2008, Cole Taylor Bank has recruited 35 experienced and well-connected commercial bankers to its team, and the Bank expects further hiring before the end of the year. As part of its efforts to focus its resources on commercial lending, earlier in the year Cole Taylor sold a non-strategic branch and eliminated a number of support staff positions.

"We are pursuing the category of business that we view as the most dynamic, most critical to the northeastern Illinois economy and one in which Cole Taylor has the capability to become prominent," Taylor Capital Group President Mark Hoppe said. "We are confident that we can offer business customers competitive products and unparalleled service, ready access to top banking talent and the flexibility to create banking arrangements that add value to small and medium-sized businesses."

"We continue to be well-capitalized," Hoppe said. "And, we have the financial flexibility and expertise to implement our strategic plan that is focused on growth and serving middle market businesses in the Chicago area. We believe the speed and decisiveness with which we've been able to build our capabilities reflects our nimbleness and responsiveness, a benefit to all of our customers."

The Company also noted that the downturn in the residential construction market continues to adversely impact its customers in that business and has negatively impacted the Company's performance through the first quarter of 2008. The Company continues to work closely with those borrowers to help them during these difficult, industry-wide economic conditions.

About Taylor Capital Group, Inc. & Cole Taylor Bank

Taylor Capital Group, Inc. is a $3.6 billion bank holding company headquartered in Rosemont, Illinois, a suburb of Chicago. The company is the parent of Cole Taylor Bank, from which it derives most of its revenue. Cole Taylor is a Chicago-based commercial bank and a leading provider of financial services to closely held businesses and the people who own and manage them. Cole Taylor Bank is a member of the FDIC and an Equal Housing Lender.

Cautionary Note Regarding Forward-looking Statements

This press release includes forward-looking statements that reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including "may," "will," "expect," "anticipate," "believe," "intend," "could" and "estimate" and similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities in 2008 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks, uncertainties and other factors include, without limitation: the effect on our profitability if interest rates fluctuate as well as the effect of our customers' changing use of our deposit products; the possibility that our wholesale funding sources may prove insufficient to replace deposits at maturity and support our growth; the risk that our allowance for loan losses may prove insufficient to absorb probable losses in our loan portfolio; possible volatility in loan charge-offs and recoveries between periods; the decline in residential real estate sales volume and the likely potential for continuing illiquidity in the real estate market, including within the Chicago metropolitan area; the risks associated with the high concentration of commercial real estate loans in our portfolio; the uncertainties in estimating the fair value of developed real estate and undeveloped land in light of declining demand for such assets and continuing illiquidity in the real estate market; the risks associated with management changes and employee turnover, the significant costs and execution risk associated with our commercial banking growth initiative and managing our growth effectively; the effectiveness of our hedging transactions and their impact on our future results of operations; changes in general economic and capital market conditions, interest rates, our debt credit ratings, deposit flows, loan demand, including loan syndication opportunities, competition, legislation or regulatory and accounting principles, policies or guidelines, as well as other economic, competitive, governmental, regulatory and technological factors impacting our operations.

For further information about these and other risks, uncertainties and factors, please review the disclosure included in the sections captioned "Risk Factors" in our December 31, 2007 Annual Report on Form 10-K filed with the SEC on March 13, 2008. You should not place undue reliance on any forward-looking statements. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements or risk factors, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release.

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Contact:

Taylor Capital Group, Inc.

Ilene Stevens, Investor Relations

(847-653-7731)